Exhibit 10.5

FOURTH AMENDMENT TO
AMENDED AND RESTATED LEASE AGREEMENT NO. 2

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT NO. 2 (this “Amendment”) is made and entered into as of June 22, 2016, by and between HPT TA PROPERTIES TRUST, a Maryland real estate investment trust, and HPT TA PROPERTIES LLC, a Maryland limited liability company, as landlord (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company, as tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Amended and Restated Lease Agreement No. 2, dated as of June 9, 2015, as amended by that certain First Amendment to Amended and Restated Lease Agreement No. 2, dated as of June 16, 2015, that certain Second Amendment to Amended and Restated Lease Agreement No. 2, dated as of June 23, 2015, and that certain Third Amendment to Amended and Restated Lease No. 2, dated as of September 23, 2015 (as so amended, the “Lease”);

WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects; and

WHEREAS, Guarantor (this and other capitalized terms used and not otherwise defined in this Amendment shall have the meanings given such terms in the Lease) is executing this Amendment to confirm the continuation of the Guaranty;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, as of the date of this Amendment, as follows:

1.                                      Right to Repool Properties.  A new Section 2.5 is added to the Lease immediately after Section 2.4 as follows:

2.5                               Right to Repool Properties.  Landlord shall have the right from time to time in connection with a financing or other capital raising transaction to terminate the Term of this Agreement with respect to one or more Properties and contemporaneously to lease such Properties back to Tenant or an Affiliated Person as to Tenant under one of the Other Leases, and/or that certain Lease Agreement, dated as of May 30, 2007, among HPT PSC Properties Trust, HPT PSC Properties LLC, and Tenant, as amended, and/or one or more new lease(s) as determined by Landlord (a “repooling”), provided that Landlord shall have obtained Tenant’s prior written consent to any such repooling, which consent shall not be unreasonably withheld, conditioned or delayed.  Each party agrees to execute and deliver such documentation as the other party may reasonably request in connection with any such new lease or repooling, including, without limitation, a new lease, a lease amendment, and a new guaranty from Guarantor or confirmation from Guarantor that its existing Guaranty applies to any such new lease or lease amendment.

3.                                      Right of First Refusal.  A new Section 2.6 is added to the Lease immediately after new Section 2.5 as follows:

2.6                               Right of First Refusal.

(a)                                 At no time during the term of this Agreement may Tenant or any Affiliated Person as to Tenant (including, without limitation, TCA or any Affiliated Person as to TCA), directly or indirectly, purchase, lease, mortgage or otherwise finance (including through a sale and leaseback transaction), or participate in the purchase, lease, mortgage or financing of, any Travel Center, or any property intended to be used as a Travel Center, other than a Travel Center or property that is operated or proposed to be operated as a “Petro” or “Petro Stopping Center” or otherwise under the “Petro” brand, in the United States or Canada, without first having (i) provided written notice of such proposed transaction to Landlord, describing such proposed transaction in sufficient detail (including pricing and all other material terms) and offering Landlord the right to purchase, lease, mortgage or finance such Travel Center or property and (ii) negotiated in good faith with Landlord.  If, after ten (10) Business Days, Landlord and Tenant (or any applicable Affiliated Person as to Tenant) have not reached agreement on the terms of such purchase, lease, mortgage or financing, Tenant (or such Affiliated Person as to Tenant) will be free to purchase, lease, mortgage or finance such Travel Center or property itself or with others, free of the restrictions of this Section 2.6.

Tenant agrees that irreparable damage would occur if its obligations under this Section 2.6 were not performed in accordance with their terms and that Landlord’s remedy at law for Tenant’s breach of its obligations under this Section 2.6 would be inadequate.  Upon any such breach, Landlord shall be entitled (in addition to any other rights or remedies it may have at law) to seek an injunction enjoining and restraining Tenant and/or such Affiliated Person as to Tenant from continuing such breach.  Tenant agrees that the period of restriction and the geographical area of restriction imposed upon Tenant are fair and reasonable.  If the provisions of this Section 2.6 relating to the period or the area of restriction are determined to exceed the maximum period or areas which a court having jurisdiction over the matter would deem enforceable, such period or area shall, for purposes of this Agreement, be deemed to be the maximum period or area which such court determines valid and enforceable.  Nothing contained in this Section 2.6(b) shall limit Landlord from pursuing any other rights or remedies available to it for any breach by Tenant of any of its obligations under Section 2.6 (including, without limitation, any of the rights or remedies contemplated by Article 12 of this Agreement).

4.                                      Ratification.  As amended hereby, the Lease is hereby ratified and confirmed and all other terms remain in full force and effect.

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5.                                      Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, as a sealed instrument, as of the date first above written.

LANDLORD:

HPT TA PROPERTIES TRUST

By:	/s/ John G. Murray
John G. Murray
President

HPT TA PROPERTIES LLC

By:	/s/ John G. Murray
John G. Murray
President

TENANT:

TA OPERATING LLC

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President

[Signature Page to Fourth Amendment to Amended and Restated Lease Agreement No. 2]

Reference is made to that certain Guaranty Agreement, dated as of June 9, 2015, given by TRAVELCENTERS OF AMERICA LLC and TRAVELCENTERS OF AMERICA HOLDING COMPANY LLC, each a Delaware limited liability company (collectively, “Guarantors”), to Landlord with respect to Tenant’s obligations under the Lease (the “Guaranty”).  Guarantors hereby confirm that all references in such Guaranty to the word “Lease” shall mean the Lease, as defined therein, as amended by this Amendment (and any prior amendments referenced in this Amendment), and said Guarantors hereby reaffirm the Guaranty; and said Guarantors furthermore agree to enter into similar confirmations as to any future amendment(s) of the Lease, as amended by this Amendment, entered into pursuant to Section 2.5 thereof and to enter into a guaranty (in form similar to the Guaranty) of the obligations of the tenant under any new lease entered into pursuant to said Section 2.5.  Furthermore, each Guarantor acknowledges the terms and provisions of Section 2.6 of the Lease, as amended by this Amendment, and agrees that it shall comply (and it shall cause all of its Affiliated Persons to comply) with the terms and provisions of said Section 2.6, as if each such Guarantor and any such Affiliated Person had executed said Lease as Tenant thereunder.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President

TRAVELCENTERS OF AMERICA HOLDING COMPANY LLC

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President